As filed with the Securities and Exchange Commission on August 8, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACADIA PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-1376651
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

12830 El Camino Real, Suite 400

San Diego, CA 92130

(858) 558-2871

(Address of Principal Executive Offices, Including Zip Code)

Acadia Pharmaceuticals Inc.

2010 Equity Incentive Plan

(Full Title of the Plan)

Austin D. Kim

Executive Vice President, General Counsel & Secretary

Acadia Pharmaceuticals Inc.

12830 El Camino Real, Suite 400

San Diego, CA 92130

(Name and Address of Agent for Service)

(858) 558-2871

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

L. Kay Chandler, Esq.

Carlos Ramirez, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, CA 92121

(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8

The contents of: (i) the Registration Statement on Form S-8 (File No. 333-168667) originally filed with the Securities and Exchange Commission on August 9, 2010, as subsequently amended on August 19, 2011; (ii) the Registration Statement on Form S-8 (File No. 333-190400) filed with the Securities and Exchange Commission on August 6, 2013; (iii) the Registration Statement on Form S-8 (File No.  333-207971) filed with the Securities and Exchange Commission on November 12, 2015; (iv) the Registration Statement on Form S-8 (File No.  333-213109) filed with the Securities and Exchange Commission on August 12, 2016; (v) the Registration Statement on Form S-8 (File No.  333-219785) filed with the Securities and Exchange Commission on August 8, 2017; (vi) the Registration Statement on Form S-8 (File No.  333-226834) filed with the Securities and Exchange Commission on August 14, 2018; and (vii) the Registration Statement on Form S-8 (File No.  333-232981) filed with the Securities and Exchange Commission on August 2, 2019 are each incorporated by reference herein.

Item 8. Exhibits

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation, as Amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed August 6, 2015).

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K, filed February 25, 2021).

4.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed September 12, 2013).

4.4	Form of common stock certificate of the Registrant (incorporated by reference to Exhibit 4.1 to Registration Statement No. 333-52492, filed December 21, 2000).

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page).

99.1*	2010 Equity Incentive Plan, as amended.

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 8, 2022.

ACADIA PHARMACEUTICALS INC.

By:	/s/ Stephen R. Davis
Stephen R. Davis
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen R. Davis and Austin D. Kim, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Stephen R. Davis Stephen R. Davis	Chief Executive Officer and Director (Principal Executive Officer)	August 8, 2022

/s/ Mark C. Schneyer Mark C. Schneyer	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 8, 2022

/s/ James K. Kihara James K. Kihara	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	August 8, 2022

/s/ Stephen R. Biggar Stephen R. Biggar	Chairman of the Board	August 8, 2022

/s/ Julian C. Baker Julian C. Baker	Director	August 8, 2022

/s/ Laura A. Brege Laura A. Brege	Director	August 8, 2022

/s/ James M. Daly James M. Daly	Director	August 8, 2022

/s/ Elizabeth A. Garofalo Elizabeth A. Garofalo	Director	August 8, 2022

/s/ Edmund P. Harrigan Edmund P. Harrigan	Director	August 8, 2022

/s/ Daniel B. Soland Daniel B. Soland	Director	August 8, 2022